UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MOTIENT CORPORATION

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On June 26, 2006, Motient Corporation presented the following materials to stockholders which may be presented to other stockholders or investors in the future:

2

Investor Presentation June 2006

Statement Under the Private Securities Litigation Reform Act:

The information contained in this presentation, other than historical information, consists of forward -looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act www.motient.com. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the proxy contest, and other impact of Highland Capital’s proposals for Motient’s 2006 Annual Meeting of Stockholders. Although Motient believes that the expectations reflected in such forward -looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward=looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward -looking statement (“Cautionary Statements”) that include, among others, those identified under the caption “Risk Factors” in our annual report on Form 10-K, as amended, for the year ended December 31, 2005, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on our website at www.motient.com All of our subsequent written and oral forward -looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filing s with the SEC from time to time.

Our forward -looking statements are based on information available to us today, and we undertake no obligation to update these statements.

Table of Contents

¡ A Clear Path to Value

  Defined Operating and Strategic Plans
  Transaction Overview – Value Enhancing Transformation of Ownership Structure
  Director Nominees
  Sale of Terrestrial Wireless Business

¡  Management Track Record

¡ Highland’s Destructive Actions

¡ Summary

A Clear Path to Value

A Clear Path to Value

A.	Well-Defined Operating and Strategic Plans at MSV and TerreStar = Shareholder Value

¡	Both companies have significant 4G spectrum rights covering the United States and Canada that will leverage ATC capabilities.

¡	Both companies are managed by an expert team of satellite/communications/ wireless professionals who are critical to building future value.

¡	MSV and TerreStar have access to critical intellectual property and patent portfolios

¡	Both companies are involved in significant operational and strategic initiatives that management believes will create significant value for shareholders.

¡	Both companies have strong existing sponsorship – Motient, SkyTerra, Apollo, TMI/BCE, Columbia/Spectrum

A Clear Path to Value

B.	Exchange Transaction Overview – Transformation of Ownership Structure

	•	Motient currently holds a 43.4% interest in MSV and a 54.3% interest in TerreStar, and SkyTerra currently holds a 16.2% stake in MSV and an 11.8% interest in TerreStar.

	•	Following the transaction, Motient will own approximately 74% of TerreStar and SkyTerra will own approximately 70% of MSV. Motient ownership of TerreStar could increase to 100% of TerreStar and SkyTerra’s ownership could increase to 100% of MSV if tag along rights are exercised and management options exchanged.

	•	This transaction is a restructuring of the respective ownership structure whereby shareholders will hold the same interests, just in different forms.

	•	By separating the ownership of MSV and TerreStar, each company will be better positioned to pursue their deployment of separate hybrid satellite and terrestrial based communications networks and engage in partnership or other arrangements with potential strategic partners.

	•	MSV will continue to be managed by Alex Good and TerreStar will continue to be managed by Robert Brumley – both of whom, with their respective teams, have strong track records of operational performance.

A Clear Path to Value

C. Director Nominees

Motient has nominated a slate of directors that includes independent individuals, other than Mr. Brumley who is CEO of TerreStar. Each is highly qualified and brings specific skill sets and experience that is relevant to Motient’s interest in TerreStar and MSV.

  David Meltzer, Senior Vice President for International Services for the American Red Cross. Former General Counsel of INTELSAT.

  David Grain, Managing member and founder of Grain Capital, a private equity and venture capital firm that invests primarily in the wireless telecommunications sector. Former CEO of Global Signal, a leading tower communications company.

  Jacques Leduc, Founder and Managing Partner of Trio Capital Inc., a private equity and venture capital firm that invests primarily in telecommunications and new media. Former CFO of Microcell Communications.

  David Andonian, Chairman of the Board of Affinnova, Inc., a privately-held marketing services company. Held various executive positions at CMGI, Inc.

  Robert Brumley, CEO of TerreStar. Formerly CEO of Pegasus Global and held executive positions in Cambrian, Deutsche Telecom and Bell Atlantic International. General Counsel of Department of Commerce in Reagan Administration.

  Raymond Steele, is a retired corporate executive. Prior to his retirement, Mr. Steele was Executive Vice President of Pacholder Associates, Inc. Mr. Steele is also a member of the Board of Directors of Horizon Offshore Dynabazaar, Globix Corporation and American Banknote Corporation.

A Clear Path to Value

D.  Sale of Terrestrial Wireless Business

  Motient recently signed an Asset Purchase Agreement to sell almost all the assets of Motient Communications and related subsidiaries, the subsidiaries that hold the related assets of the DataTac/iMotient operating businesses, to a third party.

  This Sale is consistent with management’s focus on shifting corporate resources and focus from the terrestrial business to its interests in TerreStar and MSV and reducing the funding requirements related to the terrestrial business, which equate to $15 – 20 million annually.

  This Sale will allow Motient Corporation to focus solely on its positions in TerreStar and MSV.

  Motient’s shareholders will no longer be saddled with this declining terrestrial DataTac business; estimated to save conservatively $15-18 million in future operating costs (assuming shutdown of the DataTac business otherwise).

  Definitive agreements on this transaction were executed on June 19, 2006 and the transaction is expected to close within 60-90 days.

A Clear Path to Value

E.	Management’s Track Record of Performance in Creating Shareholder Value

	•	Current management has achieved stellar financial and operational results.

		–	Corrected material multiple year financial reporting delinquencies/restatements in 2004

		–	Material reduction in cost structure from terrestrial business from 2003 to present

		–	Material capital raised and material debt/liabilities reduced

		–	Several transactions executed to build valuable position in MSV and TerreStar

	•	The equity value of the Company and our stock price have appreciated significantly since completion of Motient’s restructuring in 2002 and current Management’s tenure beginning in March 2003.

	•	Announced Exchange Transaction that will restructure the ownership of MSV and TerreStar, which management believes will create a more efficient and more valuable corporate structure for our shareholders.

	•	Agreed to sale of Terrestrial Wireless Business, a transaction that is expected to generate material savings for Motient and to allow primary corporate strategy and resource focus on satellite communications interests.

Transaction Overview – Value-Enhancing Transformation of Ownership Structure

Transaction Summary – Compelling Rationale
  SIMPLIFIED STRUCTURE: Simplifies ownership structure and removes cumbersome minority protections.

  ECONOMIC PARITY: NOT A SALE – We view this transaction as an exchange of ownership interests that maintains parity among shareholders. Shareholders will hold substantially unchanged economic interests.

  INCREASED VALUE: Expected to facilitate value maximization for each company, and to better enable strategic activity by MSV and TerreStar.

  LIQUIDITY: Creates two separate public vehicles, allowing more effective capital investment.

  COMPETITION: Expected to enhance competitive positioning of both entities.

  SHAREHOLDER CHOICE: Allows Motient stockholders to uncouple TerreStar and MSV ownership.

Current Ownership Structure

New Ownership Structure

* Assumes exercise of tag along rights and other assumptions as discussed in our 8K released on the transaction on May 8, 2006.

Transaction Overview

MSV Exchange
  Motient exchanges its 43.4% MSV interests for SkyTerra shares or rights to exchange into SkyTerra shares (the “SkyTerra Put”) representing 50.0% of SkyTerra on a pro forma basis.

  Motient will immediately exchange 60.6% of its interest in MSV (26.3% of MSV) for 29.1mm SkyTerra shares, and intends immediately, or as soon as practicable, to distribute 25.5mm of these SkyTerra shares to its shareholders

  39.4% of Motient’s interest in MSV (17.1% of MSV) will be retained. These retained MSV units will be subject to Motient’s exchange rights in the form of the SkyTerra Put, for 18.9mm SkyTerra shares after the initial exchange. Motient will also retain the 3.5mm shares not distributed to shareholders above, for a total of 22.5 million shares.

  MSV interests retained in order to satisfy obligations upon potential Preferred conversion and 2006 tax liabilities and for future general corporate purposes.

  Other MSV unit holders (except TMI) exchange MSV units for SkyTerra ownership. TMI may also exercise tag along right and exchange in transaction.

  SkyTerra acquires in aggregate 63.5% of MSV (up from 16.5%) upon initial exchange and 80.6% of MSV assuming exercise of SkyTerra Put, and possibly to 100% if TMI exercises tag right.
TerreStar Purchase
  Motient purchases the equity interests of certain investors in TerreStar (excluding SkyTerra and TMI).

  While Columbia/Spectrum are the only shareholder parties to the agreements, others TerreStar shareholders (excluding SkyTerra and TMI) are assumed to exercise tag rights in the analysis provided. SkyTerra and TMI may tag as well on to the transaction.

  Motient acquires in aggregate 74.2% of TerreStar (up from 54.3%) with potential for 100% ownership if TMI and SkyTerra exercise tag right.

Wall Street Supports Transaction
  “We view the planned exchange to simplify the ownership structure and separate MSV and TerreStar, positively. The transaction simplifies the ownership structure enabling interested parties to negotiate an investment/acquisition with the majority owner rather than negotiating with multiple parties with different demands and requirements.”
  Jefferies & Co. Report (5/15/06)(1)

  “We believe this transaction is a positive for both Motient and Skyterra in that it simplifies the ownership structures of MSV and TerreStar. We believe the FCC wanted MSV and TerreStar to have distinct majority owners, which prior to this transaction was not the case.”
  Tejas Securities Group Report (5/08/06)(1)

  “We believe this deal highlights two catalysts…it lowers the risk of owning Motient shares as it reduces the company’s leverage [and] it improves its access to capital and strategic partners. ”
  Canaccord Adams Report (5/09/06)(1)

  “On balance, we suspect the simplified ownership structure will accomplish two things: (1) it should make for easier access to the capital markets and (2) it should also prompt investors to re-examine the conservative valuations.”
  J. Giordano Securities Group (06/01/06)(1)

(1) Permission to use this statement has not been requested or obtained.

Well-Defined Operating and Strategic Plans to Continue Track-Record of Building Value

MSV and TerreStar Strategic Plans

Both MSV and TerreStar have significant operating and strategic plans currently being executed by strong, experienced management. MSV has 140 employees and TerreStar has 25 employees.

TERRESTAR PLAN

4G Spectrum in Every Market in U.S. and Canada

Comprehensive ATC Intellectual Property

Advanced, All Internet Protocol Network Design

Nationwide Public Safety/Government /Rural Business Model

Scalable, Build As-You-Go Capital Plan

MSV PLAN

4G Spectrum in Every Market in U.S. and Canada

Comprehensive ATC Intellectual Property

Advanced, All Internet Protocol Network Design

“Carrier's Carrier” Wholesale Business Model

Scalable, Build As-You-Go Capital Plan

Success Factors

We believe that the following attributes of our business will be key competitive advantages and important factors in our future success.

Strong Spectrum Property

  Substantial MHz, every market in US /CN
  Superior propagation at 1.5/1.6 & 2.0 GHz
  Excellent contiguity for broadband technologies
  Alternatives characterized by:
  Fragmentation (geographic/block size)
  Delayed time to market
  Auction economics

Regulatory Clarity

  ATC license granted to MSV November 2004
  FCC order on reconsideration issued late February 2005
  Relaxation of interference standards
  Court appeals dropped
  Path to ATC license clarified for TerreStar

Cutting Edge Technology

  Hybrid Network offers superior broadband capacity and coverage
  ‘Transparency’’ concept enables satellite access with no impact to form factor, device cost
  Satellite-mode through chip-set mods
  New OFDM air-interfaces change economics of network deployment
  Throughput for content, VoIP

Strong Intellectual Property Portfolio

  Required for ATC commercial viability
  Evaluated by external technology and patent experts
  The Portfolio is:

  Earliest (1991)

  Deepest (4000+ claims)

  Broadest (all system components)

  Worldwide (U.S., Canada, Mexico, Europe, Australia and others)

Strategic Landscape

We believe MSV & TerreStar are ideally positioned to take advantage of recent industry developments

Director Nominees

Director Nominees

Highly qualified independent slate of Board of Directors

  David Andonian has served on our Board of Directors since April 2006. Mr. Andonian is currently the chairman of Affinnova, Inc., a marketing services company, and has held this position since May 2003. He also served as Affinnova’s CEO from January 2004 to December 2005. From December 1997 to September 2002, he served as President of Corporate Development and President and COO at CMGI, a leading NASDAQ 100 Internet marketing and infrastructure provider. At CMGI, he managed domestic and international operations and was instrumental in leading the Company’s growth initiatives through its business development, M&A, corporate strategy and marketing functions. Prior to joining CMGI, David held several executive level positions from January 1996 to November 1997 with PictureTel Corporation including General Manager of its Personal Systems Division and Vice President of Worldwide Marketing. He began his career in sales at IBM where he spent over 15 years in various sales, marketing and general management positions including VP of Worldwide Marketing and Brand Management for IBM’s PC Company. David holds a degree from the Isenberg School of Management at the University of Massachusetts.

  David Meltzer has served on our Board of Directors since February 2006. Mr. Meltzer has served as Senior Vice President for International Services for the American Red Cross since July 2005, with overall responsibility for international disaster response activities, international development programs and various international policy matters. From October 2001 to February 2005, Mr. Meltzer served as the General Counsel and Executive Vice President for Regulatory Affairs for Intelsat Global Service Corporation, a wholly-owned subsidiary of Intelsat, Ltd. From July 2001 to September 2001, he served as Vice President and General Counsel of Intelsat Global Services Corporation. From December 1999 to September 2001 as Vice President and General Counsel for Intelsat Global Service Corp (and its predecessor-in-interest). From 1989 to December 1999, Mr. Meltzer served in various other positions with INTELSAT, including as Senior Director in the Corporate Restructuring Division. Mr. Meltzer holds a B.A. in International Relations from the University of Pennsylvania and a J.D. from George Washington University National Law Center.

Director Nominees

Highly qualified independent slate of Board of Directors

  Jacques Leduc has served on our Board of Directors since March 2006. Mr. Leduc is a founder and managing partner of Trio Capital Inc., a private equity and venture capital firm that he started in January 2006, which invests primarily in telecommunications and new media. He served as Chief Financial Officer of Microcell Telecommunications Inc., a nationwide wireless operator in Canada from February 2001 Through November 2004, and as Vice President Finance and Director Corporate Planning from January 1995 to February 2001. Mr. Leduc holds a Masters degree in Business Administration from Ecole des Hautes Etudes Commercials de Montreal and a Bachelors degree in Business Administration from the Universite du Quebec a Montreal. Mr. Luduc has also served as a member of the Board of Directors of Rural Cellular Corporation, Inc., a wireless communications service provider, since May 2005.

  David Grain has served on our Board of Directors since February 2006. Mr. Grain has served as managing member and founder of Grain Capital, a private equity and venture capital firm that invests primarily in the wireless telecommunications sector since January 2006. From January 2003 to December 2005, he served as President of Global Signal, Inc. (formerly Pinnacle Towers), a publicly traded independent wireless communications tower company. From May 2000 to January 2003, Mr. Grain served as Senior Vice President of AT&T Broadband’s New England region. From October 2001 to September 2005, Mr. Grain was a director of Newcastle Investment Corporation (NYSE: NCT). Mr. Grain holds a B.A. in English from the College of the Holy Cross and an M.B.A. from the Amos Tuck School at Dartmouth College with a concentration on Finance and Business Strategy.

Director Nominees

Highly qualified independent slate of Board of Directors

  Raymond Steele has served on our Board of Directors since May 2004. Mr. Steele is also a member of the Board of Directors of Horizon Offshore Dynabazaar, Globix Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a Board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988).

  Robert Brumley has been President and CEO of TerreStar Networks since August 2005. Prior to joining TerreStar, Mr. Brumley was founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. From January 2000 until December 2001, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, a wholesale metropolitan area network provider. Previously, Mr. Brumley served as a Presidential appointee of the Reagan Administration, as General Counsel of the U.S. Department of Commerce, where he was chief legal officer of the Department and senior policy advisor to the Secretary. He also held positions with Deutsche Telecom and Bell Atlantic International where he was responsible for Bell Atlantic’s international telecommunications transactions worldwide, including its participation in Constellation Communications, Inc., a low earth orbit satellite venture. He is currently a director of iBasis Networks.
  Mr. Brumley holds a law degree from the University of Tennessee.

Sale of Terrestrial Wireless Business

Sale of Terrestrial Wireless Business

This transaction is intended to:

  Reduce Cash Burn: To eliminate ongoing cash burn associated with the DataTac network product line and related systems.

  Reduce Liabilities: To eliminate the long term liability and cash outlay surrounding the complete deconstruction of the DataTac network.

  Corporate Focus: To facilitate the primary focus of corporate and capital resources of Motient Corporation on TerreStar Networks.

Sale of Legacy Wireless Business

Management’s Track Record of Performance in Creating Shareholder Value

Stock Performance

Strong market support in the face of adversity

Motient’s per share market price has increased by nearly 500% since its restructuring in May 2002 and we have increased our market equity value well in excess of 1,000%.

THEN (May 2002)		NOW (June 2006)
¡	Primary shares - 25,000,000	¡	Primary Shares – 63,250,000
¡	Warrants/Options - 1,300,000	¡	Warrants/Options – 6,950,000 (Treasury Method)
¡	Total Shares Outstanding – 26,300,000	¡	Total Shares Outstanding – 70,200,000
¡	Stock Price – Approx. $3.00	¡	Stock Price – Approx. $14.30*
¡	Equity Value - ~$78,900,000	¡	Equity Value - ~$1,000,000,000

Management Track Record

The current management team inherited substantial challenges but have achieved significant results. Management has taken Motient from financial instability in 2002/2003 and transformed it into a company that we believe to be best positioned to capitalize on opportunities in the future growth of the MSS/Satellite sector.

  REPORTING: Remedied Motient’s significantly deficient financial reporting – Motient was facing two years of restatements and was two years behind in its financial reporting when the current management took the helm. Motient has been a timely filer since July 2004.

  RESTRUCTURING: Facing obsolescence in its DataTac business, management has materially reduced the costs and liabilities associated with this business in advance of inevitable revenue decline.

  FINANCING: Raised over $600 million to support elimination of debt and aggregation of ownership interests in MSV and TerreStar at attractive prices relative to today’s market values of MSV and TerreStar.

  LIABILITY REDUCTION: Management has reduced aggregate liabilities (debt, site lease and other) by over $40 million since 2002/2003. Motient has little liabilities remaining that are associated with the terrestrial business.

  M&A: Completed 3 principal M&A transactions with over $1.5 billion in value. Announced Exchange Transaction and sale of terrestrial business have high strategic importance.

  EQUITY VALUE: Market equity value has increased over 1,000% since 2003 and stock price has increased over 500%.

Highland’s Destructive Actions

Highland’s Costly Campaign

We Believe Highland’s Plan Will Destroy Shareholder Value:

  Highland has failed to articulate a plan to create value for Motient shareholders.

  Highland’s campaign has been very costly to shareholders.

            –      $2 million in legal fees to fight his six lawsuits. Its Delaware fiduciary duty lawsuit was dismissed and not appealed.

   Highland frequently utilizes costly litigation to wear down its adversaries.

            –     Over 50 lawsuits filed since 2002 alone which are characteristic of this hedge funds’ tactics

  Highland’s interests are not aligned with those of other shareholders.

–     Highland’s investment in Motient competitor, ICO, creates conflict
–     Highland’s lawsuits seek to enrich itself at the expense of other shareholders.
–     Highland fails to disclose these conflicts of interest to shareholders.
–      Highland fails to disclose its investment in transactions that it now criticizes as being mispriced and its benefit from any such mispricing.

  We do not believe that Highland’s interests are the same as shareholders and do not believe installation of their hand-picked Board will be in stockholders’ interests.

  Highland complains about actions that Mr. Dondero was informed about, approved and participated in during his 3.5 years on Motient’s Board.

–     Mr. Dondero approved engagement of CTA, supported engagement of Tejas on two separate occasions (did not support 2005 Convertible Preferred transaction compensation to Tejas and DB but participated in transaction) and approved payments to Mr. Singer.

  Mr. Dondero was informed of and approved company planning calling for revenue decline as a consequence of dispositions, he approved transactions leading to ‘40 Act risk, among numerous other examples.

  Highland will derail valuable MSV and TerreStar opportunities.

Summary

Summary

A Clear Path to Value:

  Motient, MSV and TerreStar executives have been critical to its success to date and we believe will be critical to future success.

  Both companies have plans and management in place to increase shareholder value.

  Value enhancing transformation of ownership structure critical to plans to unlock future value.

  Highly qualified, majority independent Director nominees to represent shareholder interests.

  Transaction intended to eliminate liabilities related to terrestrial wireless business.

  Management track record speaks for itself; shareholders have benefited from management’s diligence.

  Motient intends to turn its attention predominantly to TerreStar and the execution of its business plan.

  Highland’s attacks on the Company have wasted significant corporate assets and serve Highland’s interests, which we believe conflict with those of other shareholders. Highland will derail MSV and TerreStar opportunities.

Investor Presentation June 2006

Appendix

Motient Management Accomplishments

Reporting

  2003 – Current management team joined Motient – Motient had exited bankruptcy 10 months prior. It was delinquent in its financial reporting and needed to restate its financial statements for 2000 and 2001
  2004 – Returned Motient to timely financial reporting for first time in two years.
  Completed restatements for 2000, 2001 and 2002. Completed Sarbanes-Oxley Internal Controls Report. Timely reporting ever since.
  2005 – Maintained financial reporting compliance and completed 2005 Sarbanes- Oxley Internal Controls Report.

Cost Structure/Operating Liability Reduction

  2003 – Operating expenses reduced by $12 million in last three quarters of 2003. Liabilities materially reduced.
  2004 – Operating expenses reduced by $29.5 from 2003 to 2004. Operating liabilities materially reduced.
  2005 – Operating expenses reduced by $11.9 million from 2004 to 2005. Operating liabilities materially reduced.
  2006 – Operating expenses reduced by $5 million from first quarter 2005 to first quarter 2006. Liabilities materially reduced.
  2006 – Sale of Terrestrial Business removes most of the liabilities associated with terrestrial business.

Corporate Finance

  2004 – Successfully raised over $180 million in three private placements. Retired all outstanding debt at an overall discount.
  2004 – Invested $125 million in MSV. Concurrent with investment, MSV received first-ever ATC license from FCC.
  2005 – Acquired additional 10.5% of MSV. Invested $200 million and took control of TerreStar Networks, Inc. TerreStar received increased S-band spectrum allocation from 8 MHz to 20 MHz with material support from Motient.  Raised $408 million in fourth private placement.
  2006 – Announced agreement to participate in transaction creating two separate public entities for the ownership of MSV and TerreStar.

TerreStar Management

Jared Abbruzzese, Chairman

President, C&TA Advisors, Board member, Tejas Securities, CEO, CAI Wireless

Robert Brumley, President and CEO

Founder and managing member of Pegasus Global LLC, Cambrian Communications, Deutsche Telecom and Bell Atlantic International, General Counsel of the U.S. Department of Commerce in the Reagan Administration. Director of iBasis Networks

Michael J. Reedy, Senior Vice President for Operations

Co-Founder and Chief Operating Officer of Pegasus Global, Cambrian Communications, European Vice President and Managing Director of Bechtel Corporation

Doug Sobieski, Senior Vice President for Wireless Networks

National Senior Vice President Broadband Wireless, XO Communications. Prior to his XO tenure, Director of Telecommunications at Questar Corporation

Robert B. Siegel, Senior Vice President, Corporate Development, Mergers & Acquisitions

Founder and Managing Director of Siegel Partners, LLC, Managing Director in Telecommunications & Media at Jefferies & Company.

Dennis W. Matheson, Senior Vice President of Satellite Systems

Senior Vice President and Chief Technical Officer for Motient , Ericsson

Alexandra Field, Vice President for Regulatory Affairs

Director, International Affairs for MCI Inc., held various roles with the FCC in the International Bureau.

TerreStar Management Accomplishments

Regulatory

  2005 – FCC approved allocation of 20 MHz of S- Band spectrum to TerreStar after significant lobbying effort.
  2005 – TerreStar meets milestone requirement by initiating construction of first satellite under contract with Loral Space Systems.

Financial

  2005 – Spun out of MSV to form independent TerreStar Network, Inc.
  2005 – Raised $200 million from primary investor – Motient Corporation.

Technical / Operational

  2004 – Present – TerreStar has equal right to MSV developed patents.. Issued 11 ATC related patents, including several ‘foundation’ patents that cover essential technology for reuse of any spectrum between space and ground networks.

  2005 – Acquired patent portfolio – 13 granted and 2 pending - of Celsat, Inc., one of the original developers of the hybrid satellite-terrestrial system concept.

  –   Robert Brumley, industry veteran, joined to lead TerreStar team as CEO. Michael Reedy, Doub Sobieski and Dennis Matheson brought on-board.

  –   Initiated contract with Loral to design and build two next-generation satellites.

  –   Signed contract with Hughes Network Systems to design and build ground based beam forming component of satellite system. Significant hiring of industry veterans to build engineering, operations and product development teams.

MSV Management

Gary Parsons, Chairman of the Board

Chairman, XM Radio, Chairman, Motient Corporation

Alexander H. Good, Vice Chairman, CEO & President

Executive Chairman of Affinity Internet, Executive Chairman of Nexverse Networks, Inc., now Veraz Networks, Inc., director of NextLevel Communications, Inc., Chairman and CEO of @Link Networks, Inc., Executive Vice President of Bell Atlantic Corporation (now Verizon), Senior Vice President of Corporate Development of Bell Atlantic Corporation, Chairman and CEO of Bell Atlantic International, Senior Vice President of Mtel Communications, Inc. and CEO of Mtel International

Scott Macleod, Executive Vice President, Chief Financial Officer

Managing Director of Rothschild Inc., Chief Corporate Development Officer of XO Communications, Managing Director of Merrill Lynch's Global Communications Group

Mark W. Faris, Chief Operating Officer

Senior Vice President for Network Engineering/Operations or XO Communications, number of positions at SBC Corporation, including serving as Vice President of Engineering/Operations for CellularOne -Mid Atlantic, a portfolio company of SBC.

Randy S. Segal, Senior Vice President & General Counsel

Senior Vice President and General Counsel for Hughes Network Systems Inc. and served on Hughes Network Systems Inc.'s international subsidiary Boards of Directors, boards of directors of XM Satellite Radio Holdings Inc., Senior Vice President and General Counsel of Motient Corporation, Debevoise & Plimpton

Eric A. Swank, Senior Vice President, Finance and Treasurer

MSV's Chief Financial Officer , Vice President of Corporate Planning and Investor Relations at Motient Corporation, Assistant Treasurer from C-TEC Corporation

Peter D. Karabinis. Senior Vice President & Chief Technical Officer

Ericsson Inc. , Raytheon Co. Bell Laboratories Inc.

Monish Kundra. Senior Vice President, Corporate Development

Managing Director, Headwatters, CFO, @Link Networks, Madison Dearborme Partners, Bear Stearns

David Claasen, Vice President, Core Engineering

VP, Engineering Development, Nextel

Donald Stout, Leader of Patent Management Strategy

Founder, NTP

Michael Yglesias, Vice President, RF Engineering

Director RF Engineering, Cingular Wireless

James Corry, Vice President, Government Solutions

Director of Federal Wireless, Sprint Nextel, Director of Carrier Relations, CTIA

MSV Management Accomplishments

Regulatory

•	2003	–	FCC approved initial policy rulemaking authorizing ATC.
•	2004	–	MSV granted first ATC network license by FCC
•	2005	–	FCC released its final ATC order, providing substantial uplink and downlink flexibility – significantly lowering the cost of ATC deployment and increase MSS/ATC hybrid system capacity.
		–	MSV received FCC authorization to launch and operate next generation satellite.

Financial

•	2003	–	Raised $138.2M in equity financial since business inception in 2001
•	2004	–	Raised an additional $164.6M in . equity financing
•	2005	–	Spun-off TerreStar Network
		–	Established public financial reporting as significant subsidiary of Motient and SkyTerra
•	2006	–	Raised $436M in an oversubscribed high yield debt offering completed in March

Technical / Operational

•	2004	–	Present - MSV has been issued 11 ATC related patents, including several ‘foundation’ patents that cover essential technology for reuse of any spectrum between space and ground networks.
•	2005	–	MSV acquired patent portfolio - 13 granted and 2 pending - of Celsat, Inc., one of the original developers of the hybrid satellite -terrestrial system concept.
		–	Successfully completed first proof of concept of MSV’s next generation hybrid wireless network.
		–	Mark Faris, industry veteran, joined MSV team as COO.
•	2006	–	Signed contract with Boeing to design and build three next-generation satellites.
		–	Submitted RFI to nine vendors for RAN – received competitive responses from all nine.
		–	Significant hiring of industry veterans to build engineering, operations and product development teams.